SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-STANDARD MOTOR PRDCT

                    GAMCO INVESTORS, INC.

                                 8/14/01            2,000-           13.2775
                                 8/13/01            2,100-           13.1195
                                 8/10/01              800-           13.2000
                                 8/09/01            2,100-           13.2286
                                 8/08/01            1,000-           13.3390
                                 8/06/01            2,000-           13.4000
                                 7/31/01            2,000            13.4500
                                 7/31/01            1,000            13.4500
                                 7/09/01            5,000            12.9192





          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.